Athora Holding Ltd. First Floor, Swan Building 26 Victoria Street Hamilton HM 12 Bermuda

5 August 2025

Athene Holding Ltd.
Second Floor, Washington House
16 Church Street
Hamilton, HM11, Bermuda

Ladies and Gentlemen:
Reference is hereby made to that certain Amended and Restated Cooperation Agreement (the “Cooperation Agreement”), dated as of 6 May 2025, by and between Athora Holding Ltd. ( “Athora”) and Athene Holding Ltd. (“Athene”). Capitalized terms used herein and not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings given to them in the Cooperation Agreement.
The parties hereto acknowledge that the provisions of the Cooperation Agreement are not utilized or relied upon in the operation of their respective businesses. Accordingly, the parties hereby agree that the Cooperation Agreement shall be terminated effective as of the date hereof. In accordance with its terms, Section 4.4 and Article V of the Cooperation Agreement shall survive termination thereof.

[signature page follows]

If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Letter Agreement in the space provided below.
Yours faithfully,
ATHORA HOLDING LTD.
By:        /s/ Madision O’Beirne
Name: Madision O’Beirne
Title: Secretary

Acknowledged and agreed
as of the date first above written:
ATHENE HOLDING LTD.
By:        /s/ Grant Kvalheim
Name: Grant Kvalheim
Title: Chief Executive Officer

Signature Page to Athora-Athene Cooperation Agreement Letter